UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 13, 2012, Mark Maddocks retired as an employee of the Company for health reasons and resigned as Chief Financial Officer of the Company. Effective as of January 13, 2012, the Board of Directors appointed Marc P. Palker as interim Chief Financial Officer for a term of 90 days, which may be extended upon mutual agreement. Mr. Palker will also be appointed the Principal Accounting Officer and Principal Financial Officer of the Company. Mr. Maddocks will consult to the Company during the transition.

Mr. Palker, age 59, has been a director of CFO Consulting Partners, LLC since March 2010. Prior to joining CFO Consulting Partners, Mr. Palker held the position of Managing Director of the Finance and Accounting Practice Group of Madison Davis Professional Services, LLC. He was involved in SEC reporting, SOX implementation and maintenance, GAAP consulting, systems design and implementation and mergers and acquisitions post integration. He has assisted numerous public companies with their initial compliance with the Sarbanes-Oxley Act and designed cost efficient ongoing programs for them to stay in compliance. Mr. Palker has assisted clients with due diligence reviews of potential acquisition candidates and prepared related pro forma information. He has been the Chief Financial Officer of several public companies. Mr. Palker holds a B.S. degree from Rider University and an M.B.A. in Finance from St. John’s University, and he is a Certified Management Accountant. Mr. Palker serves on the Global Board of Directors of the Institute of Management Accountants, the Board of Directors of the Accountant/Attorney Networking Group and the Board of Directors of the Long Island Chapter of the Turnaround Management Association.

During the performance of his duties as Interim Chief Financial Officer (”CFO”), Mr. Palker will continue as a director of CFO Consulting Partners and the Company will compensate Mr. Palker as a consultant through CFO Consulting Partners. As a result, Mr. Palker will not receive any compensation directly from the Company and will not participate in any of the Company’s employee benefit plans. The Company will compensate CFO Consulting Partners for Mr. Palker’s services.

There are no arrangements or understandings between Mr. Palker and any other person pursuant to which Mr. Palker was selected to serve as Chief Financial Officer of the Company. There are no family relationships between Mr. Palker and any director or executive officer of the Company. There has been no transaction, nor are there any proposed transactions, between the Company and Mr. Palker other than as disclosed in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

	By:	JOHN H. FREEMAN

Date: January 12, 2012		/s/ John H. Freeman
John H. Freeman, President and
Chief Executive Officer